
<ARTICLE> 5
<LEGEND>
This financial data schedule is included to comply with the requirements of
Item 601 (c) (2) of Regulations S-K and S-B. This schedule contains summary financial information extracted from Form 10-Q for the quarterly period ended
June 30, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                        $ 39,984
<SECURITIES>                                  $  7,709
<RECEIVABLES>                                $  97,522
<ALLOWANCES>                                 $ (23,693)
<INVENTORY>                                          0
<CURRENT-ASSETS>                              $ 85,962<F1>
<PP&E>                                     $ 3,091,214
<DEPRECIATION>                             $ (477,542)
<TOTAL-ASSETS>                             $ 2,830,815
<CURRENT-LIABILITIES>                        $ 304,802<F2>
<BONDS>                                    $ 2,563,134
<COMMON>                                         $ 478
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                       $ 45
<OTHER-SE>                                    $ 62,805
<TOTAL-LIABILITY-AND-EQUITY>               $ 2,830,815
<SALES>                                      $ 326,151
<TOTAL-REVENUES>                             $ 326,151
<CGS>                                                0
<TOTAL-COSTS>                                $ 208,336
<OTHER-EXPENSES>                               $ 8,480
<LOSS-PROVISION>                               $ 1,465
<INTEREST-EXPENSE>                           $ 105,197
<INCOME-PRETAX>                                $ 2,673
<INCOME-TAX>                                   $ 1,903
<INCOME-CONTINUING>                            $   770
<DISCONTINUED>                                       0
<EXTRAORDINARY>                              $ (7,217)
<CHANGES>                                            0
<NET-INCOME>                                 $ (6,447)
<EPS-PRIMARY>                                  $ (.29)
<EPS-DILUTED>                                  $ (.07)

<F1>Current assets include cash, unrestricted marketable securities, current portion of accounts and notes receivable and prepaid expenses and deposits.
<F2>Current liabilities include the current portion of long-term debt and accounts payable, accrued expenses and other liabilities.

